UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2025 (July 25, 2025)
Healthcare Realty Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700	Nashville,	Tennessee	37203	(615)	269-8175
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.healthcarerealty.com
(Internet address)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.
Recast of Revolving Credit and Term Loan Facilities

On July 31, 2025, Healthcare Realty Trust Incorporated (the “Company”) announced that it and its operating partnership, Healthcare Realty Holdings, L.P. (the “OP”), entered into the Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 25, 2025 (the “New Credit Facility”) with Wells Fargo Bank, National Association, as Administrative Agent; Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A. as Joint Book Runners; Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, U.S. Bank National Association, The Bank of Nova Scotia, and BofA Securities, Inc., as Joint Lead Arrangers; and the other lenders named therein. The New Credit Facility provides for (i) a $1.5 billion unsecured revolving credit facility (the “Revolver”) and (ii) five individual unsecured term loan tranches totaling $1.115 billion. The OP is the borrower under the New Credit Facility (in such capacity, the “Borrower”). A summary of the principal terms of the New Credit Facility and the New Credit Facility's effect on the Company’s existing revolving credit and term loan facilities is as follows:

•The New Credit Facility replaces the Company’s existing revolving credit and term loan facilities evidenced by that certain Fourth Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 20, 2022 by and among the Company, the OP, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders identified therein, as amended (the “Existing Credit Facility”). All revolving commitments and outstanding loans under the Existing Credit Facility were reallocated to the lenders under the New Credit Facility.

•The Company’s $1.5 billion Revolver was continued with a maturity extension from October 31, 2025 to July 25, 2029, with two six-month extension options. The Revolver includes a sublimit of $120 million for letters of credit.

•The previously funded $175 million term loan was continued with a maturity date of January 31, 2026 and three extension options totaling 16 months.

•The previously funded $150 million term loan was continued with a maturity date of June 1, 2026, with two extension options of six months each.

•The previously funded $290 million term loan was continued with a maturity date of October 31, 2025, with four extension options totaling 24 months.

•The previously funded $200 million term loan was continued with a maturity date of July 20, 2027, with two extension options of 12 months each.

•The previously funded $300 million term loan was continued with a maturity date of January 20, 2028, with one extension option of 12 months.

Revolving loans outstanding under the New Credit Facility bear interest at a floating rate equal to the daily simple SOFR, term SOFR or base rate, as applicable, plus an applicable margin. The applicable margin is determined based on the Borrower’s credit ratings and ranges from 0.725% per annum to 1.40% per annum (currently 0.85% per annum). Term loans outstanding under the New Credit Facility currently bear interest at a rate equal to the term SOFR rate plus an applicable margin. The applicable margin is determined based on the Borrower’s credit ratings and ranges from 0.80% per annum to 1.60% per annum (currently 0.95% per annum). SOFR loans bear interest at the secured overnight financing rate as determined by the Federal Reserve Bank of New York, subject to a floor of 0%, and, in the case of certain term loans, include a SOFR adjustment equal to 0.10% per annum. Term SOFR loans may have a one-, three-, or six-month interset period. Base rate loans bear interest at a rate per annum equal to the greatest of (a) the prime rate as publically announced by the Administrative Agent, (b) the federal funds rate plus 0.50%, and (c) adjusted daily simple SOFR plus 1.00%, in each case, subject to a floor of 1.00%. In addition, the Borrower pays a facility fee on the Revolver commitments at a rate per annum determined based on the Borrower’s credit ratings and ranging from 0.125% per annum to 0.30% per annum (currently 0.20% per annum).

Extensions of the maturity of the Revolver and each of the term loans are subject to satisfaction of certain conditions and the payment of applicable extension fees.

Except as set forth above, the principal terms of the New Credit Facility are substantially consistent with the terms of the Existing Credit Facility. The New Credit Facility contains representations and warranties and affirmative and negative covenants that are customary for facilities of this size and type. The covenants include, among others: limitations on the incurrence of additional indebtedness; limitations on mergers, investments and acquisitions; limitations on dividends and redemptions of capital stock; limitations on transactions with affiliates; and requirements to comply with certain financial covenants, including a maximum consolidated leverage ratio, a maximum consolidated secured leverage ratio, a maximum consolidated unencumbered leverage ratio, a minimum fixed charge coverage ratio and a minimum unsecured coverage ratio.

The New Credit Facility contains events of default that are customary for agreements of this size and type. These events of default include, among others: nonpayment of any outstanding principal, interest, fees or amounts due under the New Credit Facility; the failure to perform or observe covenants in the loan documents; the occurrence of certain bankruptcy and insolvency events; the occurrence of a default under the terms of certain other material indebtedness of the Borrower and certain of its subsidiaries and affiliates; and the occurrence of a change of control.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Facility, a copy of which is attached hereto as Exhibit 10 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10
Fifth Amended and Restated Credit and Term Loan Agreement, dated as of July 25, 2025, by and among Healthcare Realty Holdings, L.P., as borrower, Healthcare Realty Trust Incorporated, as parent, Wells Fargo Bank, National Association, as administrative agent, the other lenders named therein and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Realty Trust Incorporated
Date: July 31, 2025	By:	/s/ Austen B. Helfrich
Name: Austen B. Helfrich
Title: Executive Vice President and Chief Financial Officer